Exhibit 10.2

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT AMENDS, RESTATES AND REPLACES IN THEIR ENTIRETY THAT CERTAIN AMENDED AND RESTATED SECURITY AGREEMENT DATED AS OF AUGUST 29, 2018, FROM VENUS USA IN FAVOR OF LENDER AND THAT CERTAIN SECURITY AGREEMENT DATED AS OF MARCH 20, 2020, FROM VENUS CONCEPT INC. IN FAVOR OF LENDER.

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED SECURITY AGREEMENT dated as of December 9, 2020 (the “Security Agreement”), is executed by VENUS CONCEPT INC., a Delaware corporation, and VENUS CONCEPT USA INC., a Delaware corporation both whose address is 235 Yorkland Blvd., Suite 900, Toronto, Ontario, Canada M2J 4Y8 (collectively, the “Debtor”), and CITY NATIONAL BANK OF FLORIDA, whose address is 100 S.E. 2nd Street, 13th Floor, Miami, FL 33131 (the “Bank”).

R E C I T A L S:

A. Debtor, requested and Bank agreed to make a revolving loan in the maximum principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) to the Debtor, and Venus Concept Canada Corp., a Canadian corporation (“Venus Canada”) which shall be used to finance working capital requirements for Borrower and for other corporate purposes.

B. As a condition to the Bank’s loaning funds or providing other financial accommodations to the Debtor, the Bank requires that the Debtor enter into this Security Agreement in order to secure the obligations and performance of the Debtor under such loans or financial accommodations.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Debtor and the Bank hereby agree as follows:

A G R E E M E N T S:

Section 1 DEFINITIONS.

1.1 Defined Terms. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Affiliate” of the Bank shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with the Bank. An entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity whether by contract, ownership of voting securities, membership interests or otherwise.

“Bank Product Agreements” shall mean those certain cash management service agreements entered into from time to time by an Obligor with the Bank or any Affiliate of the Bank concerning Bank Products.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by an Obligor to the Bank or any Affiliate of the

Bank pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Bank Products” shall mean any service or facility extended to an Obligor by the Bank or any Affiliate of the Bank, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Borrower” shall mean collectively the Debtor and Venus Canada.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Miami, Florida.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Bank pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by the Debtor of any Subsidiary, acknowledges the Liens of the Bank and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Bank reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

“Default Rate” shall mean a per annum rate of interest equal to the highest rate authorized by applicable law (the “Default Rate”).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall have the meaning set forth in the Loan Agreement.

“Exchange Agreement” shall have the meaning set forth in the Loan Agreement.

“Excluded Property” shall mean, with respect to any Borrower: (a) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not governed by the Uniform Commercial Code, (b) any permit, lease, license, contract or other agreement if the grant of & security interest in such permit, lease, license, contract or other agreement in the manner contemplated by the Loan Documents, under the terms thereof or under applicable law or regulation, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Borrower’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (b) on the security interests granted under the Loan Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code that has the effect of permitting the grant of a security interest and preventing any termination, acceleration or alteration of such Borrower’s rights, titles and interests thereunder as a result of such grant of a security interest and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, regulation, permit, lease, license, contract or other agreement, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other agreement shall be automatically and simultaneously granted under the Loan Documents and such permit, lease, license, contract or other agreement shall be included as Collateral, (c) any equity interests in any Subsidiaries, and (d) any assets that are not collateral pledged and perfected under the Transaction Documents (as defined in the Exchange Agreement).1

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hedging Agreements” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

[1]	NTD: This concept should remain. It is not tied to Madryn or the former Intercreditor Agreement.

“Letter of Credit” and “Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, for the account of an Obligor.

“Lien” shall have the meaning in the Loan Agreement.

“Loan Agreement” shall mean that certain Third Amended and Restated Loan Agreement dated as of even date herewith as amended from time to time by and between Borrower and Bank.

“Loan Documents” shall mean the Loan Agreement, the Fourth Amended and Restated Revolving Promissory Note and each of the agreements and instruments from time to time executed and delivered by an Obligor for the benefit of the Bank in connection with the Obligations, and all amendments, restatements, supplements and other modifications thereto.

“Material Adverse Effect” shall have the meaning in the Loan Agreement.

“Note” shall mean that certain Fourth Amended and Restated Revolving Promissory Note dated as of even date herewith as amended from time to time from Borrower to the order of Bank in the principal amount of $10,000,000.00.

“Obligations” shall mean all loans or other obligations arising pursuant to (a) (i) the Note, and (ii) the Loan Agreement, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Bank under the Loan Documents, any expenses incurred by the Bank under the Loan Documents, (b) any and all other liabilities and obligations of an Obligor to the Bank under any reimbursement obligations of an Obligor to Bank in respect of Letters of Credit and surety bonds, which are owed by an Obligor to the Bank or any Affiliate of the Bank, and (c) all Bank Product Obligations of an Obligor, in each of (a), (b) and (c) howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Obligor” shall mean the Borrower and any guarantor with respect to the Obligations.

“Organizational Identification Number” means, with respect to Debtor, the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization of the Debtor.

“Permitted Liens” shall have the meaning in the Loan Agreement.

“Person” shall have the meaning in the Loan Agreement.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Florida from time to time.

1.2 Other Terms Defined in UCC or Loan Agreement. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein, and otherwise in the Loan Agreement.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Debtor” shall be so construed.

(b) Section and Schedule references are to this Security Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g) This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2 SECURITY FOR THE OBLIGATIONS.

2.1 Security for Obligations. As security for the payment and performance of the Obligations, the Debtor does hereby pledge, assign, transfer, deliver and grant to the Bank, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all personal property of the Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral” provided however, that the Collateral shall not include any Excluded Property):

(a) all property of, or for the account of, the Debtor now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, affiliate or subsidiary of the Bank or any participant with the Bank in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of the Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Debtor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Debtor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Accounts and all Goods whose sale, lease or other disposition by the Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Debtor, or rejected or refused by an Account Debtor;

(ii) All Inventory, including raw materials, work in process and finished goods;

(iii) All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv) All Software and computer programs;

(v) All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(vii) All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2 Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder, the Debtor shall be entitled to possession or use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to the Bank pursuant to this Section 2. The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations.

2.3 Financing Statements. The Debtor shall, at the Bank’s request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Bank, for its own benefit and as agent for its Affiliates, free and clear of all Liens except Permitted Liens. The Debtor hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Debtor that (a) indicate the Collateral (i) is comprised of all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any Organizational Identification Number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and the Debtor authorizes the Bank to file this Security Agreement as a financing statement in any jurisdiction. The Debtor agrees to furnish any such information to the Bank promptly upon request. The Debtor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Security Agreement. In addition, the Debtor shall make appropriate entries on its books and records disclosing the security interests of the Bank, for its own benefit and as agent for its Affiliates, in the Collateral.

2.4 Preservation of the Collateral. The Bank may, but is not required, to take such actions from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if the Bank takes such action as the Debtor shall reasonably request in writing which is not inconsistent with the Bank’s status as a secured party, but the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Bank’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, and (ii) not extend to matters beyond the control of the Bank, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral, absent Bank’s gross negligence or willful misconduct. The Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Debtor and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Debtor represents to, and covenants with, the Bank that the Debtor has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Debtor agrees that the Bank shall have no responsibility or liability for informing the Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5 Other Actions as to any and all Collateral. The Debtor further agrees to take any other action reasonably requested by the Bank to ensure the attachment and perfection and first priority of, and the ability of the Bank to enforce, the security interest of the Bank, for its own benefit and as agent for its Affiliates, in any and all of the Collateral, including (a) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the security interest of the Bank, for its own benefit and as agent for its Affiliates, in such Collateral, (b) to the extent required under the Loan Agreement, obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Bank, and (c) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. The Debtor further agrees to indemnify and hold the Bank harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral, absent Bank’s gross negligence or willful misconduct.

2.6 Collateral in the Possession of a Warehouseman or Bailee. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, the Debtor shall promptly notify the Bank thereof, and shall promptly use commercially reasonable efforts at Bank’s request to obtain a Collateral Access Agreement.

2.7 Letter-of-Credit Rights. If the Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Bank thereof and, at the request and option of the Bank, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Bank, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Bank, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Security Agreement.

2.8 Commercial Tort Claims. If the Debtor shall at any time hold or acquire a Commercial Tort Claim, the Debtor shall promptly notify the Bank in writing signed by the Debtor of the details thereof and grant to the Bank for its own benefit and as agent for its Affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance satisfactory to the Bank, and shall execute any amendments thereto deemed reasonably necessary by the Bank to perfect the security interest of the Bank, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9 Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Bank agrees with the Debtor that the Bank will arrange, pursuant to procedures satisfactory to the Bank and so long as such procedures will not result in the Bank’s loss of control, for the Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 3 REPRESENTATIONS AND WARRANTIES.

3.1 The Debtor makes the following representations and warranties to the Bank:

3.2 Debtor Organization and Name. Each Debtor is a Delaware corporation duly organized, existing and in good standing under the laws of the State of Delaware with full and adequate power to carry on and conduct its business as presently conducted. The exact legal name of Debtor is as set forth in the first paragraph of this Security Agreement.

3.3 Authorization. The Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles/certificate of incorporation or bylaws of the Debtor. All necessary and appropriate action has been taken on the part of the Debtor to authorize the execution and delivery of this Security Agreement.

3.4 Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.5 Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by the Debtor in connection herewith, do not and will not (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect and filings with respect to security interests); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of incorporation or bylaws of the Debtor, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Debtor or any of its respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Debtor, other than Liens in favor of the Bank created pursuant to this Security Agreement and the other Loan Documents.

3.6 [Reserved]

3.7 [Reserved]

3.8 Security Interest. This Security Agreement creates a valid security interest in favor of the Bank in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Bank or delivery of such Collateral to the Bank, shall, constitute a valid, perfected, first priority security interest in the Collateral to the extent a security interest in such Collateral may be perfected under Article 9 of the UCC.

3.9 Place of Business. The principal place of business and books and records of the Debtor as of the hereof is set forth in the preamble to this Security Agreement. The Debtor will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of the Debtor’s business or as otherwise permitted under the Loan Agreement.

3.10 [Reserved]

Section 4 AFFIRMATIVE COVENANTS.

4.1 Debtor Existence. The Debtor shall at all times preserve and maintain its (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Debtor is presently conducting. If the Debtor does not have an Organizational Identification Number and later obtains one, the Debtor shall promptly notify the Bank of such Organizational Identification Number.

4.2 Compliance with Laws. The Debtor shall comply in all respects, including the conduct of its business and operations and the use of the Collateral, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

4.3 [Reserved.]

4.4 Maintain Property. The Debtor shall at all times maintain, preserve and keep the Collateral, in good repair, working order and condition, normal wear and tear excepted. The Debtor shall permit the Bank to examine and inspect such Collateral, at all reasonable times to the extent provided under the Loan Agreement.

4.5 Maintain Insurance. The Debtor shall at all times maintain, and cause each Subsidiary to maintain, with insurance companies reasonably acceptable to the Bank, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, as provided in the Loan Agreement. The Debtor shall furnish to the Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Debtor, which shall be reasonably acceptable in all respects to the Bank. The Debtor shall cause each issuer of an insurance policy to provide the Bank with an endorsement (i) showing the Bank as loss payee and as additional insured with respect to each policy of property or casualty insurance; and (ii) providing that thirty (30) days notice will be given to the Bank prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy.

4.6 In the event the Debtor either fails to provide the Bank with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by the Debtor hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Bank deems advisable. This insurance coverage (a) may, but need not, protect the Debtor’s interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, the Debtor in connection with such property, including the Collateral. The Debtor may later cancel any such insurance purchased by the Bank, but only after providing the Bank with evidence that the Debtor has obtained the insurance coverage required by this Section. If the Bank purchases insurance for the Collateral, the Debtor will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance the Debtor may be able to obtain on its own.

4.7 Field Audits. Upon reasonable advance written notice and during reasonable normal business hours, no more than twice annually (unless an Event of Default has occurred and is continuing), the Debtor shall permit the Bank to inspect the Inventory and other Collateral, to perform appraisals of the Inventory of the Debtor, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral. All such inspections or audits by the Bank shall be at the Debtor’s sole expense.

4.8 Collateral Records. The Debtor shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Bank’s Lien in the Collateral including placing a legend, in form and content acceptable to the Bank, on all Chattel Paper created by the Debtor indicating that the Bank has a Lien in such Chattel Paper.

Section 5 REMEDIES.

Upon the occurrence of an Event of Default (as defined in the Loan Agreement) beyond the expiration of any applicable grace or cure periods (if any), the Bank shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower or the Debtor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of the Bank to the Borrower or the Debtor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. The Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

5.1 Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Debtor’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store and conduct a sale of the same in any of the Debtor’s premises without cost to the Bank. At the Bank’s request, the Debtor will, at the Debtor’s sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Debtor.

5.2 Sale of Collateral. The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. The Debtor acknowledges that the Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral was sold at public sale. The Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Bank may apply the net proceeds, after deducting all costs, expenses, reasonable attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to the Debtor. The Debtor and/or the Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least ten (10) calendar days before the date of such disposition. The Debtor hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral absent Bank’s bad faith, gross negligence, willful misconduct or material breach of contract. The Debtor consents, effective after the acceleration of the Obligations during the existence of an Event of Default, to release of the Collateral at any time and to commercially reasonable sales of the Collateral in groups, parcels or portions, or as an entirety, as the Bank shall deem appropriate. The Debtor expressly absolves the Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

5.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that, subject to applicable law, it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Debtor or to impose any duties on the Bank that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this section.

5.4 UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations then due and owing, whether matured or unmatured, including costs of collection and reasonable attorneys’ and paralegals’ fees, and in such order of application as the Bank may, from time to time elect, any indebtedness of the Bank to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. The Debtor, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

5.5 Additional Remedies. The Bank shall have the right and power to:

(a) instruct the Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or, the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e) grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f) transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank’s nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Debtor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Debtor, any guarantor or other Person liable to the Bank for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or the Bank’s rights hereunder, under the Obligations.

The Debtor hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

5.6 Attorney-in-Fact. The Debtor hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as the Debtor’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Debtor’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Security Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank’s security interest in, and to enforce such interests in the Collateral, and (iii) during the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, including endorsing the Debtor’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Debtor, changing the address of the Debtor to that of the Bank, opening all envelopes addressed to the Debtor and applying any payments contained therein to the Obligations. The Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

5.7 No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

5.8 Application of Proceeds. The Bank will within a commercially reasonable time after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Obligors. Any proceeds of any disposition by the Bank of all or any part of the Collateral during the continuation of an Event of Default may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including reasonable attorneys’ fees and legal expenses as provided for in Section 6.13 hereof.

5.9 No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Debtor agrees that in the event that the Debtor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6 MISCELLANEOUS.

6.1 Entire Agreement. This Security Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Debtor and the Bank in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Debtor and the Bank. No promises, either expressed or implied, exist between the Debtor and the Bank, unless contained herein or therein. This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents. This Security Agreement and the other Loan Documents are the result of negotiations among the Bank, the Debtor and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against the Bank merely because of the Bank’s involvement in their preparation.

6.2 Amendments; Waivers. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.3 WAIVER OF DEFENSES. SUBJECT TO APPLICABLE LAW, THE DEBTOR, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF

WHICH THE DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS SECURITY AGREEMENT. PROVIDED THE BANK ACTS IN GOOD FAITH, AND WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE DEBTOR RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR.

6.4 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF MIAMI-DADE COUNTY, THE STATE OF FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHHERN DISTRICT OF FLORIDA; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF MIAMI-DADE COUNTY, STATE OF FLORIDA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF FLORIDA. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.5 WAIVER OF JURY TRIAL. THE BANK AND THE DEBTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR.

6.6 Assignability. The Bank may at any time assign the Bank’s rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Bank’s rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon the Bank and the Debtor and their respective legal representatives and successors. All references herein to the Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Debtor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

6.7 Binding Effect. This Security Agreement shall become effective upon execution by the Debtor and the Bank. If this Security Agreement is not dated or contains any blanks when executed by the Debtor, the Bank is hereby authorized, without notice to the Debtor, to date this Security Agreement as of the date when it was executed by the Debtor, and to complete any such blanks according to the terms upon which this Security Agreement is executed.

6.8 Governing Law. This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Florida (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

6.9 Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Security Agreement and in the performance and observance by the Debtor of each covenant, agreement, provision and term of this Security Agreement.

6.11 Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Bank shall be deemed to be originals thereof.

6.12 Notices. All notices from the Debtor to Lender and Lender to Debtor required or permitted by any provision of this Security Agreement shall be in writing and sent by registered or certified mail, by nationally recognized overnight delivery service, by facsimile or by electronic communication (e-mail) and addressed as follows:

TO LENDER:	CITY NATIONAL BANK OF FLORIDA
100 S.E. 2nd Street, 13th Floor Miami, FL 33131
Attention: Legal Department
Email: Greg.Mangram@citynational.com

TO BORROWER/DEBTOR:	VENUS CONCEPT USA INC.
235 Yorkland Blvd, Suite 900 Toronto, Ontario, Canada M2J 4Y8
Attention: Domenic Serafino, President
Michael Mandarello, General Counsel Facsimile: (855) 907-0115
E-mail: dom@venusconcept.com
mmandarello@venusconcept.com

With a copy to:
(which shall not constitute service):
Reed Smith LLP 599 Lexington Avenue
New York, New York 10022 Attention: Mark Pedretti Facsimile: (212) 521-5450
E-mail: mpedretti@reedsmith.com

Such addresses may be changed by such notice to the other party. Notices sent by registered or certified mail or by overnight delivery service shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice; notices sent by facsimile or by electronic communications shall be deemed given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

6.13 Costs, Fees and Expenses. The Debtor shall pay or reimburse the Bank for all reasonable costs, fees and expenses incurred by the Bank or for which the Bank becomes obligated in connection with the enforcement of this Security Agreement, including reasonable attorneys’ fees and time charges of counsel to the Bank, plus costs and expenses of such attorneys or of the Bank; search fees, costs and expenses; and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, the Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Debtor to the Bank pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Debtor to the Bank on demand. If at any time or times hereafter the Bank: (a) employs counsel for advice or other representation (i) with respect to this Security Agreement or the other Loan Documents, (ii) to represent the Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Bank, the Debtor, or any other Person) in any way or respect relating to this Security Agreement, or (iii) to enforce any rights of the Bank against the Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Bank’s rights or remedies under this Security Agreement, the costs and expenses incurred by the Bank in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Debtor to the Bank on demand.

[EXECUTIONS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Debtor and the Bank have executed this Second Amended and Restated Security Agreement as of the date first above written.

Debtor:

VENUS CONCEPT INC., a Delaware corporation

By:	/s/ Domenic Serafino
Domenic Serafino, as CEO

VENUS CONCEPT USA INC., a Delaware corporation

By:	/s/ Domenic Serafino
Domenic Serafino, as President

PROVINCE OF ONTARIO    )

)SS:

CITY OF TORONTO             )

The foregoing instrument was acknowledged before me this _____ day of ______________, 2020, by means of ☐ physical presence or ☐ online notarization, by Domenic Serafino, as CEO of VENUS CONCEPT INC., a Delaware corporation and as President of VENUS CONCEPT USA INC., a Delaware corporation, on behalf of and as an act of the corporations. He is personally known to me or has produced ______________________ as identification, and took an oath.

NOTARY PUBLIC
Print Name:
My Commission Expires:

Bank:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Greg Mangram
Name: Greg Mangram
Title: Senior Vice President